Exhibit 12

CH ENERGY GROUP, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                 EXHIBIT 12 (I)

                                                                                    2007                              2006
                                                                          ---------------------------              ---------
                                                                          3 Months          12 Months               3 Months
                                                                            Ended             Ended                   Ended
                                                                          March 31           March 31               March 31


         Earnings:   ($000)
A.           Net Income from Continuing Operations                         $21,698           $46,482               $18,300
B.          Preferred Stock Dividends                                         242                970                   243
C.           Federal and State Income Tax                                   12,963            23,973                12,759
    Less    Income from Equity Investments                                   1,195             2,815                   190
    Plus    Cash Distribution from Equity Investments                        1,271             2,236                    40
                                                                           -------           -------               -------
D.           Earnings before Income Taxes and Equity Inv.                  $34,979           $70,846               $31,152
                                                                           =======           =======               =======
E.           Fixed Charges
                  Interest on Mortgage Bonds                                     0                 0                     0
                  Interest on Other Long-Term  Debt                          4,492            16,964                 3,953
                  Other Interest                                               992             3,718                   897
                  Interest Portion of Rents (2)                                303             1,141                   274
                  Amortization of Premium & Expense on Debt                    245               990                   245
                  Preferred Stock Dividends Requirements
                          of Central Hudson                                    367             1,386                   385
                                                                           -------           -------               -------
                                 Total Fixed Charges                        $6,399           $24,199                $5,754
                                                                           =======           =======               =======
    Less   Preferred Stock Dividends Requirements
                   of Central Hudson                                           367             1,386                   385
                                                                           -------           -------               -------

F.           Total Earnings                                                $41,011           $93,659               $36,521
                                                                           =======           =======               =======


         Preferred Dividend Requirements:
G.           Allowance for Preferred Stock Dividends
                   Under IRC Sec 247                                          $242              $970                  $242
H.           Less Allowable Dividend Deduction                                 (32)             (127)                  (32)
                                                                           -------           -------               -------
I.           Net Subject to Gross-up                                           210               843                   210
J.           Ratio of Earnings before Income
                  Taxes and Equity Inv. to Net Income (D/(A+B))              1.594             1.493                 1.680
                                                                           -------           -------               -------
K.           Preferred Dividend  (Pre-tax) (I x J)                             335             1,259                   353
L.           Plus Allowable Dividend Deduction                                  32               127                    32
                                                                           -------           -------               -------
M.           Preferred Dividend Factor                                         367             1,386                   385
                                                                           =======           =======               =======

N.           Ratio of Earnings to Fixed Charges (F/E)                          6.4               3.9                   6.3
                                                                           =======           =======               =======



                                                                                      Year Ended December 31,
                                                                  ------------------------------------------------------------------


                                                                    2006          2005         2004          2003            2002
                                                                  ---------     --------      --------      --------       --------

         Earnings:   ($000)
A.           Net Income from Continuing Operations                $  43,084     $ 44,291      $ 42,423      $ 43,985       $ 36,453
B.          Preferred Stock Dividends                                   970          970           970         1,387          2,161
C.           Federal and State Income Tax                            23,769       25,819        31,256        30,435         22,294
    Less    Income from Equity Investments                            1,810        1,456           922           865            749
    Plus    Cash Distribution from Equity Investments                 1,005        1,833         1,776         1,249            959
                                                                  ---------     --------      --------      --------       --------
D.           Earnings before Income Taxes and Equity Inv.         $  67,018     $ 71,457      $ 75,503      $ 76,191       $ 61,118
                                                                  =========     ========      ========      ========       ========
E.           Fixed Charges
                  Interest on Mortgage Bonds                              0            0             0           570          2,136
                  Interest on Other Long-Term  Debt                  16,425       13,826        11,488        10,699          9,819
                  Other Interest                                      3,622        2,577         5,517         9,828(1)      11,659
                  Interest Portion of Rents (2)                       1,112        1,077         1,192         1,040            749
                  Amortization of Premium & Expense on Debt             991        1,043         1,066         1,159          1,249
                  Preferred Stock Dividends Requirements
                          of Central Hudson                           1,409        1,458         1,594         2,243          3,346
                                                                  ---------     --------      --------      --------       --------
                                 Total Fixed Charges              $  23,559     $ 19,981      $ 20,857      $ 25,539       $ 28,958
                                                                  =========     ========      ========      ========       ========
    Less   Preferred Stock Dividends Requirements
                   of Central Hudson                                  1,409        1,458         1,594         2,243          3,346
                                                                  ---------     --------      --------      --------       --------

F.           Total Earnings                                       $  89,168     $ 89,980      $ 94,766      $ 99,487       $ 86,730
                                                                  =========     ========      ========      ========       ========


         Preferred Dividend Requirements:
G.           Allowance for Preferred Stock Dividends
                   Under IRC Sec 247                              $     970     $    970      $    970      $  1,387(1)    $  2,161
H.           Less Allowable Dividend Deduction                         (127)        (127)         (127)         (127)          (127
                                                                  ---------     --------      --------      --------       --------
I.           Net Subject to Gross-up                                    843          843           843         1,260          2,034
J.           Ratio of Earnings before Income
                  Taxes and Equity Inv. to Net Income (D/(A+B))       1.521        1.579         1.740         1.679          1.583
                                                                  ---------     --------      --------      --------       --------
K.           Preferred Dividend  (Pre-tax) (I x J)                    1,282        1,331         1,467         2,116          3,219
L.           Plus Allowable Dividend Deduction                          127          127           127           127            127
                                                                  ---------     --------      --------      --------       --------
M.           Preferred Dividend Factor                                1,409        1,458         1,594         2,243          3,346
                                                                  =========     ========      ========      ========       ========

N.           Ratio of Earnings to Fixed Charges (F/E)                   3.8          4.5           4.5           3.9            3.0
                                                                  =========     ========      ========      ========       ========


(1) Reflects SFAS No. 150, titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(2) The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION                   EXHIBIT (12) (i) (i)
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS



                                                                                     2007                             2006
                                                                    -------------------------------           -----------
                                                                    3 Months             12 Months             3 Months
                                                                     Ended                 Ended                 Ended
                                                                    March 31              March 31             March 31
                                                                    --------             ----------           ----------

    Earnings:   ($000)
A.      Net Income                                                  $13,371              $35,189             $13,053
B.      Federal & State Income Tax                                    8,428               20,378               9,578
                                                                    -------              -------             -------
C.      Earnings before Income Taxes                                $21,799              $55,567             $22,631
                                                                    =======              =======             =======
D.      Fixed Charges
             Interest on Mortgage Bonds                                   0                    0                   0
             Interest on Other Long-Term Debt                         4,492               16,964               3,953
             Other Interest                                             992                3,717                 897
             Interest Portion of Rents (2)                              220                  831                 208
             Amortization of Premium & Expense on Debt                  245                  990                 245
                                                                    -------              -------             -------
                                         Total Fixed Charges         $5,949              $22,502              $5,303
                                                                    =======              =======             =======

E.      Total Earnings                                              $27,748              $78,069             $27,934
                                                                    =======              =======             =======


    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
             Under IRC Sec 247                                         $242                 $970                $242
G.      Less Allowable Dividend Deduction                              (32)                (127)                (32)
                                                                    -------              -------             -------
H.      Net Subject to Gross-up                                         210                  843                 210
I.      Ratio of Earnings before Income
             Taxes to Net Income  (C/A)                               1.630                1.579               1.734
                                                                    -------              -------             -------
J.      Pref. Dividend  (Pre-tax) (H x I)                               342                1,331                 364
K.      Plus Allowable Dividend Deduction                                32                  127                  32
                                                                    -------              -------             -------
L.      Preferred Dividend Factor                                       374                1,458                 396
M.      Fixed Charges (D)                                             5,949               22,502               5,303
                                                                    -------              -------             -------
N.      Total Fixed Charges and Preferred Dividends                  $6,323              $23,960              $5,699
                                                                    =======              =======             =======

O.      Ratio of Earnings to Fixed Charges  (E/D)                       4.7                  3.5                 5.3
                                                                    =======              =======             =======
P.      Ratio of Earnings to Fixed Charges and
        Preferred Dividends  (E/N)                                      4.4                  3.3                 4.9
                                                                    =======              =======             =======





                                                                                            Year Ended December 31,
                                                                   -----------------------------------------------------------------

                                                                     2006       2005         2004        2003          2002
                                                                    --------    --------    --------     --------      --------
    Earnings:   ($000)
A.      Net Income                                                  $34,871     $35,635     $38,648      $38,875       $32,524
B.      Federal & State Income Tax                                   21,528      23,936      28,426       26,981        21,690
                                                                    --------    --------    --------     --------      --------
C.      Earnings before Income Taxes                                $56,399     $59,571     $67,074      $65,856       $54,214
                                                                    ========    ========    ========     ========      ========
D.      Fixed Charges
             Interest on Mortgage Bonds                                   0           0           0          570         2,136
             Interest on Other Long-Term Debt                        16,425      13,826      11,488       10,699         9,819
             Other Interest                                           3,622       2,577       5,517        9,828 (1)    11,772
             Interest Portion of Rents (2)                              818         835         954          768           749
             Amortization of Premium & Expense on Debt                  991       1,043       1,066        1,159         1,249
                                                                    --------    --------    --------     --------      --------
                                         Total Fixed Charges        $21,856     $18,281     $19,025      $23,024       $25,725
                                                                    ========    ========    ========     ========      ========

E.      Total Earnings                                              $78,255     $77,852     $86,099      $88,880       $79,939
                                                                    ========    ========    ========     ========      ========


    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
             Under IRC Sec 247                                         $970        $970        $970       $1,387 (1)    $2,161
G.      Less Allowable Dividend Deduction                              (127)       (127)       (127)        (127)         (127)
                                                                    --------    --------    --------     --------      --------
H.      Net Subject to Gross-up                                         843         843         843        1,260         2,034
I.      Ratio of Earnings before Income
             Taxes to Net Income  (C/A)                               1.617       1.672       1.736        1.694         1.667
                                                                    --------    --------    --------     --------      --------
J.      Pref. Dividend  (Pre-tax) (H x I)                             1,363       1,409       1,463        2,134         3,391
K.      Plus Allowable Dividend Deduction                               127         127         127          127           127
                                                                    --------    --------    --------     --------      --------
L.      Preferred Dividend Factor                                     1,490       1,536       1,590        2,261         3,518
M.      Fixed Charges (D)                                            21,856      18,281      19,025       23,024        25,725
                                                                    --------    --------    --------     --------      --------
N.      Total Fixed Charges and Preferred Dividends                 $23,346     $19,817     $20,615      $25,285       $29,243
                                                                    ========    ========    ========     ========      ========

O.      Ratio of Earnings to Fixed Charges  (E/D)                       3.6         4.3         4.5          3.9           3.1
                                                                    ========    ========    ========     ========      ========
P.      Ratio of Earnings to Fixed Charges and
        Preferred Dividends  (E/N)                                      3.4         3.9         4.2          3.5           2.7
                                                                    ========    ========    ========     ========      ========


(1) Reflects SFAS No. 150, titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(2) The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.